Exhibit 99.1

Stran & Company Reports Financial Results for 2024 Fiscal Year

- 2023/2022 Financial Statements Re-audit Completed; Refocusing on Growth and Operational Initiatives -

- Sales Increased 8.8% to $82.7 Million -

- Conference Call Scheduled for Tuesday, April 15 at 11:00 A.M. ET -

Quincy, MA / April 14, 2025 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading provider of outsourced marketing solutions specializing in promotional products and loyalty incentives, today announced its financial results for the fiscal year ended December 31, 2024, and provided a business update highlighting strategic progress and forward-looking growth initiatives. Management will host a conference call at 11:00 a.m. Eastern Time on Tuesday, April 15, 2025.

2024 Financial Highlights

●	Sales: $82.7 million, an increase of 8.8% year-over-year

●	Gross Profit: $25.8 million, representing a gross margin of 31.2%

●	Cash, Cash Equivalents, and Investments: $18.2 million as of December 31, 2024

“2024 was a transitional year of operational discipline and long-term investment,” said Andy Shape, Chief Executive Officer of Stran. “While a financial re-audit of our financial statements for the 2023 and 2022 fiscal years required significant time and internal focus, we believe it was a critical step in aligning with a premier audit partner and reinforce trust with our investors. I’m incredibly proud of how our team navigated this complex process. With our financial reporting compliance now restored, we’re back to executing our growth strategy with renewed focus and energy.”

Stran reported record annual sales of $82.7 million—up 8.8% from 2023—and gross profit of $25.8 million. A key driver of this performance was the successful acquisition and integration of the assets of Gander Group, which contributed $9.9 million in sales within just a few months. The acquisition significantly expanded Stran’s footprint in the hospitality and entertainment verticals, and brought in an experienced team whose leadership is already enhancing the Company’s strategic trajectory.

Beyond M&A, the Company secured multiple new multi-year, six-figure contracts across a range of industries, including residential housing development, molecular diagnostics, public transportation, and recreational watercraft manufacturing. These wins highlight the growing demand for Stran’s scalable, tech-enabled promotional programs.

Stran also continued to deepen existing enterprise relationships with notable contract expansions from a global automotive OEM, a multinational engineering firm, and a leading oil and gas provider—underscoring the Company’s track record of delivering results and driving long-term value.

“Looking ahead to 2025 and beyond, we are focused on accelerating organic growth, expanding into high-value verticals, and leveraging our tech-driven platform to deliver innovative marketing solutions at scale,” said Shape. “With the re-audit process behind us, a stronger operating foundation, larger and more diversified operational base, and our expectations of a healthy pipeline of opportunities, we remain optimistic about our growth trajectory and ability to surpass $100 million in annual sales in 2025.. We’re entering our next phase with clarity, momentum, and the financial strength to capitalize on the market opportunity ahead—even amid ongoing macroeconomic complexity.”

Financial Results for the Fiscal Year ended December 31, 2024

Sales increased 8.8% to approximately $82.7 million for the year ended December 31, 2024, from approximately $76.0 million for the year ended December 31, 2023. Sales from the Stran segment decreased to approximately $72.7 million for the year ended December 31, 2024 from approximately $76.0 million for the year ended December 31, 2023. Sales from the Stran Loyalty Solutions, LLC (“SLS”) segment increased to approximately $9.9 million for the year ended December 31, 2024 from zero for the year ended December 31, 2023. The increase in total sales was primarily due to the acquisition of the Gander Group assets in August 2024. For the Stran segment, the decrease in sales was primarily due to lower spending from new and existing clients. For the SLS segment, the increase in sales was due to the acquisition of the Gander Group assets in August 2024.

Gross profit increased 3.9% to approximately $25.8 million, or 31.2% of sales, for the year ended December 31, 2024, from approximately $24.9 million, or 32.7% of sales, for the year ended December 31, 2023. Gross profit of the Stran segment decreased to approximately $23.7 million for the year ended December 31, 2024 from approximately $24.9 million for the year ended December 31, 2023. Gross profit of the SLS segment increased to approximately $2.1 million for the year ended December 31, 2024 from zero for the year ended December 31, 2023. The increase in the dollar amount of total gross profit was primarily due to the acquisition of the Gander Group assets in August 2024. For the Stran segment, the decrease in the dollar amount of gross profit was due to a decrease in sales of approximately $3.3 million, which was partially offset by a decrease in cost of sales of approximately $2.2 million. For the SLS segment, the increase in the dollar amount of gross profit was due to the acquisition of the Gander Group assets in August 2024. The decrease in total gross profit margin to 31.2% for the year ended December 31, 2024 compared to 32.7% for the year ended December 31, 2023 was primarily due to the acquisition of the Gander Group assets in August 2024, which operates at a lower gross margin than the Stran segment. The gross profit margin for the Stran segment remained unchanged at 32.7% for the years ended December 31, 2024 and 2023. The gross profit margin for the SLS segment was 20.8% for the year ended December 31, 2024.

Operating expenses increased 17.6% to approximately $30.7 million for the year ended December 31, 2024, from approximately $26.1 million for the year ended December 31, 2023. Operating expenses of the Stran segment increased to approximately $27.6 million for the year ended December 31, 2024 from approximately $26.1 million for the year ended December 31, 2023. Operating expenses of the SLS segment increased to approximately $3.1 million for the year ended December 31, 2024 from zero for the year ended December 31, 2023. As a percentage of sales, operating expenses increased to 37.2% for the year ended December 31, 2024, from 34.4% for the year ended December 31, 2023. As a percentage of sales, operating expenses of the Stran segment increased to 37.9% for the year ended December 31, 2024 from 34.4% for the year ended December 31, 2023. As a percentage of sales, operating expenses of the SLS segment were 31.4% for the year ended December 31, 2024. For the Stran segment, the increase in the dollar amount of operating expenses was primarily due to expenses related to Stran’s NetSuite enterprise resource planning system implementation, acquisition and integration of the Gander Group assets, and legal and accounting expenses related to the reaudit of historical financial statements. For the SLS segment, the increase in the dollar amount of operating expenses was due to the acquisition of the Gander Group assets in August 2024.

Net loss for the year ended December 31, 2024 was approximately $4.1 million, compared to approximately $0.4 million for the year ended December 31, 2023. This change was primarily due to an increase in operating expenses.

Conference Call

Management will host a conference call at 11:00 a.m. Eastern Time on Tuesday, April 15, 2025, to discuss the Company’s financial results for the fiscal year ended December 31, 2024, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code: 539224. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2855/52332 or on the Company’s website at ir.stran.com/news-events/ir-calendar.

A webcast replay will be available on the Company’s website at ir.stran.com/news-events/ir-calendar through April 15, 2026. A telephone replay of the call will be available approximately one hour following the call, through April 29, 2025, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 52332.

About Stran

For over 30 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, the Company’s expectations regarding synergies from its acquired businesses, its financial position and operating performance, its expectations regarding its business initiatives, the Company’s expectations about its operating performance, trends in its business, the effectiveness of its growth strategies, its market opportunities, and demand for its products and services in general. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,358	$8,059
Investments	8,856	10,393
Accounts receivable, net	18,092	16,223
Accounts receivable - related parties, net	573	853
Inventory	5,389	4,782
Prepaid corporate taxes	28	62
Prepaid expenses	2,308	953
Deposits	423	1,717
Other current assets	455	—
Total current assets	45,482	43,042

Property and equipment, net	1,701	1,521

OTHER ASSETS:
Intangible assets - customer lists, net	4,170	3,114
Intangible assets - trade name	654	—
Goodwill	2,321	—
Other assets	23	23
Right of use asset - office leases	797	1,336
Total other assets	7,965	4,473
Total assets	$55,148	$49,036

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$8,919	$4,745
Accrued payroll and related	1,513	2,568
Unearned revenue	4,423	1,116
Rewards program liability	6,000	875
Sales tax payable	353	344
Current portion of contingent earn-out liabilities	256	224
Current portion of installment payment liabilities	365	786
Current portion of lease liability	366	528
Total current liabilities	22,195	11,186

LONG-TERM LIABILITIES:
Long-term contingent earn-out liabilities	455	763
Long-term installment payment liabilities	425	639
Long-term lease liability	432	798
Total long-term liabilities	1,312	2,200
Total liabilities	23,507	13,386

Commitments and contingencies

STOCKHOLDER’S EQUITY:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 18,598,574 and 18,539,000 shares issued and outstanding as of December 31, 2024 and 2023, respectively	2	2
Additional paid-in capital	38,391	38,263
Accumulated deficit	(6,742)	(2,602)
Accumulated other comprehensive loss	(10)	(13)
Total stockholders’ equity	31,641	35,650
Total liabilities and stockholders’ equity	$55,148	$49,036

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2024 and 2023

(in thousands, except share and per share amounts)

	2024	2023
SALES
Sales	$82,194	$75,147
Sales – related parties	460	853
Total sales	82,654	76,000

COST OF SALES:
Cost of sales	56,487	50,492
Cost of sales - related parties	354	656
Total cost of sales	56,841	51,148

GROSS PROFIT	25,813	24,852

OPERATING EXPENSES:
General and administrative expenses	30,707	25,310
Goodwill impairment	—	810
Total operating expenses	30,707	26,120

LOSS FROM OPERATIONS	(4,894)	(1,268)

OTHER INCOME:
Other income	38	186
Interest income	305	570
Change in fair value of contingent earn-out liability	208	65
Realized gain on investments	208	103
Total other income	759	924

LOSS BEFORE INCOME TAXES	(4,135)	(344)

Provision for income taxes	5	41

NET LOSS	$(4,140)	$(385)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.22)	$(0.02)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	18,587,607	18,519,892

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